UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 20, 2020

VERRA MOBILITY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-37979	81-3563824
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1150 N. Alma School Road Mesa, Arizona (Address of principal executive offices)	85201 (Zip Code)

(480) 443-7000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

(Title of each class)	(Trading symbol)	(Name of each exchange on which registered)
Class A common stock, par value $0.0001 per share	VRRM	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01.Entry into a Material Definitive Agreement.

On February 20, 2020, Greenlight Acquisition Corporation (“Holdings”), VM Consolidated, Inc. (formerly known as ATS Consolidated, Inc.), American Traffic Solutions, Inc., and LaserCraft, Inc. (collectively, the “Borrowers”), as well as American Traffic Solutions, L.L.C., American Traffic Solutions Consolidated, L.L.C., ATS Processing Services, L.L.C., ATS Tolling LLC, Auto Tag of America LLC, Auto Titles of America LLC, Highway Toll Administration, LLC, Mulvihill Electrical Enterprises, Inc., Mulvihill ICS, Inc., PlatePass, L.L.C., Sunshine State Tag Agency LLC, Toll Buddy, LLC, and Violation Management Solutions, LLC, each a wholly‑owned subsidiary of Verra Mobility Corporation (the “Company”), entered into Amendment No. 2 (the “Amendment”) to the First Lien Term Loan Credit Agreement dated as of March 1, 2018 (as amended, the “Credit Agreement”) with the lenders party thereto and Bank of America, N.A., as administrative agent and collateral agent.

Pursuant to the terms of the Amendment, the Borrowers consummated a permitted refinancing of the entire outstanding amount under the Credit Agreement and incurred a new Term B-1 Loan (the “New Term Loan”) in the aggregate principal amount of $894.4 million.  The proceeds from the New Term Loan were used in their entirety to prepay in full the then outstanding principal amount of the existing term loans.  In connection with the refinancing, the interest rate on the approximately $894.4 million outstanding balance of the New Term Loan was reduced by 50 basis points to LIBOR + 3.25% from LIBOR + 3.75% with the LIBOR floor unchanged at 0.00%. The New Term Loan will be subject to a prepayment premium of 1.00% of the principal amount repaid for any voluntary prepayment or mandatory prepayment with proceeds of debt that has a lower effective yield than the New Term Loan or any amendment to the New Term Loan that reduces the interest rate thereon, in each case, to the extent occurring within six months of the effective date of the Amendment. The maturity date for the Credit Agreement remains February 28, 2025, and no changes were made to the financial covenants or other debt repayment terms.

The foregoing does not purport to be a complete description of the terms of the Amendment and such description is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

 Item 2.03Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under “Item 1.01 - Entry into a Material Definitive Agreement” is incorporated in this Item 2.03 by reference.

Item 9.01.Financial Statements and Exhibits.

(d)Exhibits.

Exhibit Number	Description of Exhibits

10.1

Amendment No. 2 to First Lien Term Loan Credit Agreement dated as of February 20, 2020 among Greenlight Acquisition Corporation, VM Consolidated, Inc. (formerly known as ATS Consolidated, Inc.), American Traffic Solutions, Inc., Lasercraft, Inc., the subsidiary guarantors party thereto, the lenders party thereto and Bank of America, N.A. as Administrative Agent and Collateral Agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 25, 2020	Verra Mobility Corporation

	By:	/s/ Patricia Chiodo
	Name:	Patricia Chiodo
	Title:	Chief Financial Officer

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